Exhibit 24 – Power of Attorney

POWER OF ATTORNEY

Each of the undersigned, being a director or officer of State Bancorp, Inc. hereby constitutes and appoints Brian K. Finneran and Patricia M. Schaubeck, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign the Post-Effective Amendment No. 1 to the  Registration Statement on Form S-8 (Registration No. 333-91208) pursuant to the requirements of the Securities Act of 1933, as amended, or such other form as such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 30th day of June 2009.

Date: June 30, 2009	/s/ Thomas E. Christman
Thomas E. Christman

Date: June 30, 2009	/s/ Arthur Dulik, Jr.
Arthur Dulik, Jr.

Date: June 30, 2009	/s/ Nicos Katsoulis
Nicos Katsoulis

Date: June 30, 2009	/s/ John J. LaFalce
John J. LaFalce

Date: June 30, 2009	/s/ K. Thomas Liaw
K. Thomas Liaw

Date: June 30, 2009	/s/ Thomas M. O’Brien
Thomas M. O’Brien

Date: June 30, 2009	/s/ John F. Picciano
John F. Picciano

Date: June 30, 2009	/s/ Suzanne H. Rueck
Suzanne H. Rueck

Date: June 30, 2009	/s/ Jeffrey S. Wilks
Jeffrey S. Wilks